UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL-SMART.TECH

(Exact name of Registrant as specified in its charter)

Wyoming	7370	98-1664763
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Best Wyoming Registered Agent LLC

30 N Gould St. Sheridan,

WY 82801

(307) 655-7303

(Name, address, telephone number of agent for service)

Yehor Rodin

Kava b.b.

85320, Tivat, Montenegro

+12052165924

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	5,000,000	$0.03	$150,000	$16.53

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY SUBJECT TO	PROSPECTUS COMPLETION	DATED OCTOBER 4, 2022

GLOBAL-SMART.TECH

(A Wyoming Corporation)

5,000,000 COMMON STOCK SHARES

This is an initial offering of GLOBAL-SMART.TECH Common Shares has no public market for the securities offered. GLOBAL-SMART.TECH is offering 5,000,000 of its Common Shares for sale on a "self-subscribe" and "best effort" basis. The shares will be offered at a fixed price of US$0.03 per share for a period not exceeding 345 days from this prospectus date unless our Board of Directors extends it for an additional 90 days. The offer is being made voluntarily, on a best effort basis, which means that our President Yehor Rodin will try to sell the shares. We are making this offer without the involvement of underwriters or broker-dealers.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.

After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Following the completion of this offering, Mr. Rodin will own 100% of our outstanding common stock if no shares are sold and 50% of our outstanding common stock if all 5,000,000 shares are sold. Due to this he can make and control corporate decisions that may be disadvantageous to minority shareholders.

GLOBAL-SMART.TECH qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information about our business besides this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of our shares of common stock.

Subscription funds accepted by the Company will be credited directly to its checking account and will not be held in escrow. The funds will be available for immediate use by the Company. The Company has no minimum capitalization requirements; therefore, no other subscription, escrow, or forfeiture accounts are created for the Offering. The invested funds are irrevocable and are not returned to investors.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not consider ourselves a shell company or a blank check company. We are committed to implementing our business plan as described in this Prospectus on a long-term basis.

We have developed a website that we plan to develop and improve further. We are currently looking for accommodations for our fleet. We and our management do not have any plans or intentions to be acquired by or merge with the operating company, nor do we, our management, or any of our shareholders have any plans to change control or similar transaction or change our direction. We have made no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors. The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Investing in our Common Stock is highly speculative and involves a high degree of risk.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this prospectus before making a decision to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated October 4, 2022.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Our management has determined that it is in our best interests to become a reporting company under the Securities and Exchange Act of 1933 as amended (“Exchange Act”), and endeavor to establish a public trading market for our common stock on the OTCQB. Our management believes that establishing a public market: (i) will increase our profile as an active company in the licensing of our planned mining farms, giving us greater identity and recognition: and (ii) will make it easier for us to attract capital, which we need to expand our business.

There is no assurance that we will accomplish any of the foregoing goals and prospective investors are cautioned to carefully read the risk factors set forth herein prior to making an investment decision.

Abbreviations

Unless the context otherwise requires, we use the terms “we”, “us,” “our,” “company,” and “corporation” in this prospectus to refer to GLOBAL-SMART.TECH., Inc., a Wyoming incorporated entity.

Our Chief Executive Officer, Director, Mr. Rodin, Yehor Rodin is referred to herein as “Yehor Rodin”.

Overview

We are an innovative digital asset technology company who intends to use our technology to mine cryptocurrencies. Our strategy is to create innovative technologies to become the industry's most sustainable and cost-effective crypto-asset producer. We plan to develop a fully integrated mining platform, including efficiency optimization and comprehensive management software. Our unique infrastructure will enable us to maintain low operating costs and manage energy consumption, deciphering significant profitability benefits. We plan to constantly improve and introduce new technologies in the cryptocurrency mining process.

Corporate Background

We were incorporated under the laws of the state of Wyoming on April 15, 2022.

Where You Can Find Us

Our principal executive office and mailing address is Kava b.b., 85320 Tivat, Montenegro. Our telephone number is +12052165924.

Our Web-site

Our website is located at https://global-smart.tech.

Summary of Risk Factors Applicable to Our Business

Investments in our securities involve a high degree of risk. The occurrence of one or more of the events or circumstances described in the Risk Factors section, alone or in combination with other events or circumstances, could have a material adverse effect on our business, financial condition, and results of operations. In this case, the trading price of our securities may decrease, and you may lose all or part of your investment. Such risks include, but are not limited to:

•	We are at an early stage of development of our crypto-asset mining and currently have limited sources of revenue and may never become profitable.

•	If we fail to effectively manage our growth, our business, financial condition and results of operations would be harmed.

•	The loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.

•	We have a business plan which is dependent on the price of Bitcoin, Ether and/or other crypto-assets. A decline in the price of Bitcoin, Ether and/or other crypto-assets could result in significant losses to us and our co-hosting customers.

•	We have developed a business plan that depends on the price of Bitcoin, Ether, or other crypto assets. A decrease in the price of Bitcoin, Ether, or other crypto assets could result in significant losses for us as well as for our shared hosting customers.

•	We have an evolving business model which is subject to various uncertainties.

•	We may be unable to raise additional capital needed to grow our business.

•	Competition from other investing methods in Bitcoin, Ether, and other crypto-assets may affect our operations, investment strategies, and profitability.

•	We may not respond adequately to rapidly changing technologies or practices, rules, or access to platforms, which could adversely affect our business. Rapidly changing practices, regulations, and access to technology or platforms may render our crypto mining and associated hardware and tools obsolete, unprofitable, or unusable.

•	Limited litigation rights against us and our lack of insurance coverage exposes our shareholders and us to the risk of losing our crypto assets for which no one is liable.

•	Intellectual property rights claims may adversely affect the operation of some or all crypto asset networks.

•	We cannot predict the outcome of litigation regarding our current and past business activities. An adverse decision could have a material negative effect on our business, financial condition, and results of operations.

THE OFFERING

Common Stock offered by this offering	5,000,000 Common Stock Shares

Common Stock outstanding before the offering	5,000,000 Common Stock Shares

Common Stock outstanding after the offering	10,000,000 Common Stock Shares

Terms of the Offering	Our President, Yehor Rodin, will sell the 5,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST-EFFORTS basis.

Termination of the Offering	Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 345 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Trading Market	There is currently no market for our securities. Our common stock is not currently listed for trading on any exchange. It is our intention to seek quotation on the OTCQX or OTCQB but an application to trade our common stock has not been filed by a market maker on our behalf as of the date of this prospectus. There can be no assurance that our common stock will be approved for trading on the OTCQX or OTCQB, or any other trading exchange.

Use of Proceeds

We intend to use the gross proceeds to us for developing and promoting our intended Platform, advertising, marketing costs, and offering expenses. More detailed information is contained in ‘Use of Proceeds’ section.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $12,000.

Reasons for Conducting this Offering and Filing an S-1 Registration Statement	We are filing an S-1 Registration Statement to become an SEC reporting company.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this prospectus, before making an investment decision concerning our securities. If any of the following events occur, our financial condition, business, and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are at an early stage of development of our crypto-asset mining and currently have limited sources of revenue and may never become profitable.

We plan to start generate revenue in 2023 from our crypto asset mining activities, we are exposed to the risks and uncertainties of new business, including the risks that we may never develop, complete or sell any services we offer, or be unable to Trade our crypto assets.

Accordingly, we have only a limited history against which to assess our prospects and future activities. If we cannot increase our revenue, we will not be profitable and may not be able to continue our operations. In addition, the services we offer are subject to all business risks associated with new ventures. The likelihood of our success must be viewed in light of the challenges, costs, difficulties, complications, and delays frequently associated with business expansion, exposure to a competitive industry, and the continued development of advertising, promotions, and related customer base. There can be no guarantee that we will operate profitably.

If we fail to effectively manage our growth, our business, financial condition and results of operations would be harmed.

We are at the development stage with a small management team and are subject to continuous development and growth, which places significant demands on our leadership and our operational and financial infrastructure. While we may not grow as we expect, if we fail to effectively manage our growth or develop and expand our management, operational and financial resources and systems, our business and financial results could be materially impacted. We may be unable to effectively manage growth, which could damage our reputation, limit our growth and adversely affect our results of operations. Additionally, we cannot guarantee that we will successfully identify all new trends and growth potential in this business sector, and we may miss some lucrative opportunities. Such circumstances could have a material adverse effect on our business, prospects, or operations.

The loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.

Our success and future growth will largely depend on the skills and services of our management team. We will need to continue to expand our management team to reduce the burden on our existing team and continue to develop our business. If our management team, including any new employees we may hire, fails to work efficiently together, accomplish our goals, and timely implement our strategies, our business may be negatively impacted.

In addition, if we fail to execute an effective contingency plan or succession due to the loss of any member of our management team, the loss of such management staff members could provide a significant adverse effect on our business. The loss of key management team members could hinder our growth prospects. Our future success also largely depends on our ability to attract, retain and motivate key management and operations personnel. As we continue to develop and expand our operations, we may require personnel with various skills and experience, as well as those well versed in our business and the crypto-asset industry. The market for highly qualified personnel in this industry is very competitive, and we may not be able to attract such personnel. Should we fail to attract such personnel, our business may be disrupted.

We have a business plan which is dependent on the price of Bitcoin, Ether and/or other crypto-assets. A decline in the price of Bitcoin, Ether and/or other crypto-assets could result in significant losses to us and our co-hosting customers.

In May 2022, we acquired equipment and plan to begin operating our crypto-asset mining equipment to generate crypto-assets. Our current strategy will continue to expose us to the numerous risks and volatility associated within this sector. Although, based on the current trend in crypto-asset mining, we do not expect to incur losses from our crypto mining operations for the near-term, if the price of crypto-assets declines, we could incur future losses and these losses could be significant as we incur costs and expenses associated with investments and potential future acquisitions, as well as legal and administrative related expenses. Our co-hosting customers could also experience significant losses if the price of crypto-assets declines. If our co-hosting customers’ losses are significant enough, they may be unable to continue to pay our fees and we experience a decline in revenue from our co-hosting operations. We intend to closely monitor our cash balances, cash needs and expense levels. Our mining operations are costly, require substantial investment prior to generation of any revenue and our expenses are likely to increase in the future. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

We have developed a business plan that depends on the price of Bitcoin, Ether, or other crypto assets. A decrease in the price of Bitcoin, Ether, or other crypto assets could result in significant losses for us as well as for our shared hosting customers.

In May 2022, we purchased hardware and plan to start using our crypto asset mining hardware to create crypto assets. Our current strategy will continue to expose us to many of the risks and volatility associated with this sector. Although based on the current trend in crypto assets mining, we do not anticipate any losses from our crypto asset mining operations in the nearest future, in the event that the price of crypto assets decreases, we may incur future losses, and these losses may be substantial, as we will incur costs and costs associated with investments and potential future acquisitions, as well as legal and administrative costs. Our shared hosting clients may also suffer significant losses if crypto asset prices decline. In the event of considerable losses of our shared hosting customers being significant enough, they may be unable to continue paying our fees, and our revenue from our shared hosting operations may decrease. We intend to closely monitor cash balances, cash requirements as well as spending levels. Our mining operations are high-cost processes, which require significant investment before any revenue is generated, and the likelihood of an increase in our expenditures is significant. This increase in expenses cannot be offset by a corresponding increase in income. Our expenses may be higher than we expect, and our investments in improving the efficiency of our business may not succeed and outperform monetization efforts. An increase in our expenses without a corresponding increase in our income will increase our losses and could seriously damage our business and financial performance.

We have an evolving business model which is subject to various uncertainties.

As crypto assets and blockchain technologies become more accessible, we expect the services and products associated with them to evolve. Future regulations may require us to change our business to fully comply with laws governing the generation of electricity, the mining of crypto assets (including Ethereum), or the provision of crypto asset mining services to third parties. To stay up to date with industry developments, our business model may also need to evolve. From time to time, we may change aspects of our business model related to our strategy.

We cannot guarantee that these or any other modifications will be successful or will not harm our business.

We may be unable to raise additional capital needed to grow our business.

We may be operating at a loss as we continue to build our business model or if the prices of bitcoin, Ethereum, and other crypto-assets decline. In addition, we anticipate that we will need to raise significant additional capital to expand our operations, implement our growth strategies and respond to competitive pressures or unforeseen working capital needs. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could slow our growth and adversely affect our current operations. If we raise additional equity financing, our shareholders may face a significant dilution of their ownership interests and the value of our common shares may decline. In addition, if we engage in additional debt financing, debt holders are likely to be given priority over common stockholders in order of payment preference. We may be required to enter into terms that limit our ability to incur additional debt and take other actions, including terms that require us to maintain certain liquidity or other performance that would not otherwise be in the best interest of our shareholders.

Competition from other investing methods in Bitcoin, Ethereum, and other crypto-assets may affect our operations, investment strategies, and profitability.

We compete with other users and/or companies that mine bitcoin, ether, and other crypto-assets and other potential financial instruments, including securities backed by crypto assets or associated with them through organizations like us. Market and financial conditions, as well as other conditions beyond our control, may make it more attractive to invest in other financial instruments or direct investment in bitcoin, ether, or other crypto assets, which may limit the market for our shares and reduce their liquidity. The emergence of other financial instruments and exchange-traded funds has been carefully scrutinized by regulators, and such scrutiny and negative impressions or conclusions are drawn from such scrutiny, may apply to us and affect our ability to successfully pursue our strategy or operate at all or to create or maintain a public market for our securities.

Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations and possibly the value of any bitcoin, ether or other crypto assets in which we mine or otherwise acquire or hold at our own expense, and cause harm to investors.

We may not respond adequately to rapidly changing technologies or practices, rules, or access to platforms, which could adversely affect our business. Rapidly changing practices, regulations, and access to technology or platforms may render our crypto mining and associated hardware and tools obsolete, unprofitable, or unusable.

Competitive conditions in the crypto-asset industry require us to use sophisticated technology in the operation of our business. The blockchain technology industry is characterized by rapid technological change, new product releases, improvements, and the development of industry standards. New technologies, methods, or products may emerge that can offer greater performance than the software and other technologies we currently use, and we may need to manage the transition to these new technologies to remain competitive. We may not be successful, overall or compared to our competitors in the crypto-asset industry, in incorporating new technologies into our systems promptly, or in doing so in a cost-effective manner. In the course of introducing any such new technology into our operations, we may experience system outages and failures, and we may find that existing cryptocurrency mining equipment and infrastructure investments are outdated. Furthermore, there can be no assurances that we will recognize, promptly or at all, the benefits that we may expect as a result of our implementing new technology into our operations. Additionally, the methods, rules, and access to the platforms we mine change rapidly and could result in the media becoming obsolete or unusable. As a result of such changes to technology and platforms, our business and operations may suffer, and there may be adverse effects on the value of our securities.

Crypto-asset mining is capital intensive.

Staying competitive in the crypto asset mining industry requires a significant capital expenditure on new chips and other hardware needed to increase computing power as the complexity of the crypto asset network increases and power supply and shared hosting obligations. Suppose we cannot finance our capital expenditures, either from our revenue stream or from other sources of capital. In that case, we will not be able to remain competitive and will face a deterioration in our operating results and financial position.

Limited litigation rights against us and our lack of insurance coverage exposes our shareholders and us to the risk of losing our crypto assets for which no one is liable.

Crypto assets held by us are not insured. Therefore, our crypto assets may be lost that are not covered by insurance. No one is liable for damages that could adversely affect our operations and investments in us. We do not hold our crypto assets with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, our crypto assets are not subject to the protections that depositors enjoy with FDIC or SIPC member institutions.

Intellectual property rights claims may adversely affect the operation of some or all crypto asset networks.

Third parties may bring intellectual property claims related to the possession and transfer of crypto-assets and their source code. Regardless of the merits of any intellectual property or other legal action, any threat of action that reduces confidence in the long-term viability of some crypto asset networks or end-users ability to store and transfer crypto assets could adversely affect an investment in us. In addition, a valid intellectual property claim may prevent us and other end-users from accessing some or all of the crypto asset networks and holding or transferring their crypto assets. As a result, an intellectual property claim, against us or other significant participants in the crypto assets network may adversely affect an investment in us.

Our future success will depend upon the value of Bitcoin, Ether and other crypto-assets; the value of such crypto-asset may be subject to pricing risk and has historically been subject to wide swings.

Our operating results will depend on the value of Bitcoin, Ether, and other crypto-assets we mine. Specifically, our earnings from our mining operations are based on two factors: the first is the amount of Ether/Bitcoin and other crypto asset rewards we plan to mine, and the second is their value. In addition, our operating results are directly affected by changes in the value of Ethereum/Bitcoin. Since, under the value measurement model, both realized, and unrealized changes will be reflected in our income statement (i.e., we will measure the crypto asset at a fair value every quarter). This means that our operating results will depend on the increase or decrease in the value of the crypto assets we mine. In addition, our mining hardware is mainly used for Ether and Bitcoin mining. If other crypto assets were accepted at the expense of Ethereum/Bitcoin, which would cause a decrease in the value of our Ether/Bitcoin and other crypto assets, or if Ethereum/Bitcoin switched their proof-of-work encryption algorithm to one for which our miners are not specialized, or the value of Ether/Bitcoin and our other crypto-assets should have declined for different reasons, especially if such a decline was significant or over an extended period, this would negatively impact our operating results and this could have a material adverse impact. Our ability to continue as a going concern or to pursue our strategy at all could have a material adverse effect on our business, prospects, or operations and could be detrimental to investors. Market prices for crypto assets, historically highly volatile and influenced by various factors (including those discussed here), are determined primarily using data from multiple exchanges, over-the-counter markets, and derivative platforms. In addition, such prices may be affected by factors such as those that affect goods more than commercial activities, which may be further influenced by fraudulent or illegal actors, real or perceived shortages, and political, economic, regulatory, or other conditions. Pricing may be the result of, and may still result in, speculation regarding the future appreciation of Bitcoin, Ether, or other crypto assets we mine, or the price of our shares, their market prices gouging and rising, or the creation of a “bubble” risks for both our crypto asset and the shares of our securities.

 We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws or regulations could adversely affect our business, prospects or operations.

Our business is subject to extensive laws, rules, regulations, policies, and legal and regulatory guidance, including those governing securities, commodities, custody of crypto assets, exchange and transfer, data management, data protection, cybersecurity, and taxation. Many of these legal and regulatory regimes were adopted before the advent of the Internet, mobile technologies, crypto assets, and related technologies. As a result, they do not address or address the unique challenges associated with crypto economics, are subject to significant uncertainty, and vary widely across U.S. federal, state, local, and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations associated with them, often evolve and may change, be interpreted and applied inconsistently across jurisdictions, and conflict with each other. Moreover, the complexity and changing nature of our business, and the significant uncertainty associated with the regulation of the crypto economy, require us to decide whether specific laws, rules, and regulations apply to us, and governments and regulators may disagree with our findings. Suppose we do not comply with such laws, rules, and regulations. In that case, we may be subject to significant fines and other regulatory consequences that could adversely affect our business, prospects, or operations. As the popularity and size of the crypto-asset market has grown, the Federal Reserve Board, the US Congress, and some US agencies (for example, the Commodity Futures Trading Commission, the Securities and Exchange Commission, the Financial Crimes Enforcement Network, and the Federal Bureau of Investigation) have begun to study the crypto assets operations, crypto-asset users and crypto asset exchange markets.

We cannot predict the outcome of litigation regarding our current and past business activities. An adverse decision could have a material negative effect on our business, financial condition, and results of operations.

We are involved in litigation, claims, and litigation arising in connection with our business activities, including disputes with hardware and software suppliers.

We cannot predict the outcome of these matters, nor can we reasonably estimate the costs or liabilities that could potentially result from a negative effect in each case.

We may be unable to successfully enter into definitive purchase agreements, or any other potential acquisition, on the terms described or at all.

There is no guarantee that we will enter into a definitive agreement to purchase additional miners described here or any other potential acquisition. We may determine that target assets do not meet our investment standards through market analysis, a review of a company's historical and forecast financial statements, or other due diligence. We may also be unable to reach an agreement. In addition, there is no guarantee that we will successfully close an acquisition once the purchase agreement has been signed or that we will obtain the expected benefits from any potential investment.

We may be unable to compete effectively with other companies, some of which have more resources and experience.

We may not be able to compete effectively against present or future competitors. The bitcoin industry has attracted high-profile and well-established competitors, some of whom have substantially greater liquidity and financial resources than us. With the limited resources, we may experience significant difficulties in expanding and improving our network of computers to remain competitive. In addition, new ways for investors and market participants to invest in bitcoin and cryptocurrencies continue to develop, and we may be adversely affected by competition from other methods of investing in bitcoin. Competition from existing and future competitors, particularly those with access to competitively priced energy, could result in our inability to secure acquisitions and partnerships and execute our business plan successfully. If we cannot compete effectively, our business could be negatively affected.

We are dependent on third-party brokers to source our miners, and the failure to properly manage these relationships, or the failure of these brokers to operate appropriately, could have a material adverse effect on our business, prospects, or operations.

We currently rely on third-party brokers to find our miners. We make no guarantee that outages will not occur as a result of the failure of these brokers to operate correctly, including the inability to find acceptable or sufficient miners for our purchase. Many competitors in our industry are also purchasing mining equipment in large volumes, which has caused a shortage of mining equipment worldwide and increased the corresponding delivery schedules for new miner purchases. We cannot guarantee that our brokers will continue to provide services to our satisfaction or commercially reasonable terms. The recent increased demand for miners has also limited the supply of miners that brokers can find for us. Our brokers may also reject our orders to fulfill our competitors' orders, which will harm our competition. There is no guarantee that any miner manufacturers will be able to keep up with the growing demand for mining hardware. If our brokers cannot provide consistent services at the level of quality and quantity that we require or cannot cope with the volume of miners we are looking for, we will not be able to replace such a broker promptly. Any delays, interruptions, or cost increases could adversely affect our business, prospects, or operations.

COVID-19 or any pandemic, epidemic, or outbreak of an infectious disease in the United States or elsewhere could negatively impact our business.

The COVID-19 virus has had an unpredictable and unprecedented impact on the United States and worldwide. The World Health Organization has declared the COVID-19 outbreak a "pandemic" or the worldwide spread of a new disease. Many countries worldwide have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus. In the United States, federal, state, and local governments have imposed restrictions on travel, meetings, and workplaces, except for essential workers and businesses. We are still assessing the impact on our business of COVID-19 and any action taken by federal, state, and local governments. We may experience disruptions to our business operations due to quarantine, self-isolation, or other travel and restrictions on our employees' ability to do their jobs.

If we fail to serve our miners effectively, our ability to mine bitcoin will be adversely affected as miners go offline, negatively impacting our business and our bottom line. China has also restricted the shipment of products across its borders, which could negatively impact our ability to source mining equipment from Chinese suppliers. Third-party manufacturers, suppliers, subcontractors, and customers have been affected. They will continue to be affected by employee absenteeism, quarantines, restrictions on employee ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other conditions. related to travel or health. Depending on the extent of this impact on our supply chain, parts deliveries for our existing miners and any new miners we acquire may be delayed. As our miners need to be repaired or obsolete and require replacement, our ability to obtain adequate reserves or spare parts from their manufacturer can be hampered. As such, disruptions in the supply chain can negatively impact our operations. The global pandemic could still have a significant negative impact on our business.

If we were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), applicable restrictions could make it impractical for us to continue our business as currently contemplated and could have a material adverse effect on our business, financial condition and results of operations.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the Investment Company Act.

Additionally, we believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. As a result of our investments and our crypto-asset mining activities, it is possible that the investment securities we hold in the future could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. To date the U.S. Securities and Exchange Commission (the “SEC”) staff have treated Bitcoin as a commodity, but it is possible that the SEC may deem Bitcoin, Ethereum and other crypto-assets an investment security in the future, although we do not believe any of the crypto-asset we will acquire or mine are securities. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. At this time, we do not believe we are an inadvertent investment company. If we do become an inadvertent investment company in the future, we may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and crypto-asset on hand or liquidating our investment securities or crypto-asset or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner. Liquidating our investment securities or crypto-asset could result in losses.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC.

If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in us incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations. Furthermore, our classification as an investment company could adversely affect our ability to engage in future combinations, acquisitions or other transactions on a tax-free basis.

Cryptocurrency Related Risks

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of crypto, adversely affecting our business, prospects, or operations.

As bitcoin, Ethereum, and cryptocurrencies, in general, have grown in popularity and market size, governments around the world have reacted to them in different ways; some governments have made them illegal, while others have allowed their use and trade without restriction. Recent regulations have gained ground-based on stated efforts to reduce mining power consumption, protect investors or prevent criminal activity, and partially redirect interest towards competing for government-created cryptocurrencies. In March 2021, the Indian Government proposed a new law to criminalize the mining, transfer, or possession of bitcoin and other cryptocurrencies, and the current regulations require detailed disclosure of cryptocurrency holdings to the government. Similarly, China has also limited some mining and trading, although not possession, of cryptocurrency, ostensibly to reduce energy usage in a country representing an estimated 65% of bitcoin mining; reports suggest such regulation is also designed, in part, to drive appetite for China’s digital yuan. On April 16, 2021, Turkey imposed bans on the use of cryptocurrency as payment and now requires transactions of a specific size to be reported to a government agency in the wake of alleged fraud at one of Turkey’s largest exchanges. In addition, in May 2021, Iran announced a temporary ban on cryptocurrency mining to reduce energy consumption amid power blackouts. Many jurisdictions, such as the United States, subject bitcoin and other cryptocurrencies to extensive and, in some cases, overlapping, unclear, and evolving regulatory requirements. Such varying government regulations and pronouncements are likely to continue shortly. In the U.S., the Federal Reserve Board, U.S. Congress, and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, the Financial Crimes Enforcement Network of the U.S. Treasury Department (“FinCEN”), and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market. Increasing regulation and regulatory scrutiny may result in new costs for us and our management having to devote increased time and attention to regulatory matters, change aspects of our business or result in limits on the use cases of bitcoin. In addition, regulatory developments or business activities may require us to comply with specific regulatory regimes. For example, to the extent that our activities cause us to be deemed a money service business under regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement specific anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of bitcoin and/or materially and adversely impact our business.

The crypto economy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of crypto assets or crypto-asset platforms adverse to our business.

As crypto assets have grown in both popularity and market size, various U.S. federal, state, local and foreign governmental organizations, consumer agencies, and public advocacy groups have been examining the operations of crypto networks, users, and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto-assets for users. Many of these entities have called for heightened regulatory oversight and have issued consumer advisories describing the risks posed by crypto-assets to users and investors. For instance, in July 2019, then-U.S. Treasury Secretary Steven Mnuchin stated that he had “grave concerns” about crypto assets. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, and Hong Kong, have opined that token offerings may constitute securities offerings subject to local regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference specific types of crypto assets, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes. The crypto economy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators concerned about the potential for crypto assets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the crypto economy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways that harm the crypto economy or crypto-asset platforms, which could adversely impact our business.

The impact of geopolitical and economic events on the supply and demand for bitcoin is uncertain.

Geopolitical crises may motivate large-scale purchases of bitcoin and other cryptocurrencies, which could rapidly increase the price of bitcoin and other cryptocurrencies. It could increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates. Such risks are similar to the dangers of purchasing commodities in uncertain times, such as the risk of purchasing, holding, or selling gold.

Alternatively, as cryptocurrencies are an emerging asset class, global crises and general economic downturns may discourage investment in bitcoin as investors could focus their investment on less volatile asset classes to hedge their investment risk. Bitcoin is subject to supply and demand forces. How geopolitical events will impact such supply and demand is mainly uncertain but could harm investors and us in our class A common stock.

Acceptance and/or widespread use of Bitcoin, Ether and other crypto-assets is uncertain.

There is currently relatively limited use of any crypto assets in the retail and commercial market, which contributes to price volatility, which could negatively impact investments in our common shares. Banks and other reputable financial institutions may refuse to process funds for crypto-asset transactions, process wire transfers to or from crypto-asset exchanges, companies, or service providers associated with crypto-assets, or maintain accounts of individuals or entities engaged in crypto-asset transactions. Conversely, much of the demand for crypto assets is generated by investors looking for a long-term store of value or by speculators looking to profit from short-term or long-term ownership of an investment. Price volatility undermines the role of crypto assets as a medium of exchange, as retailers are much less likely to accept them as a form of payment. The market capitalization of crypto assets as a medium of exchange and payment can always be low. The relative rejection or declining use of crypto assets in the retail and commercial market limits the ability of end-users to use them to pay for goods and services. Such non-acceptance or denial of acceptance could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse impact on our business, prospects or operations and possibly the value of Bitcoin, Ethereum or other crypto-assets that we mine or otherwise acquire or store at our own expense.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact.

Bitcoin mining activities are energy-intensive, and electricity costs make up a significant portion of the total mining costs. The availability and price of electricity will limit the geographic location of mining.

Any electricity shortage or an increase in the cost of electricity in a jurisdiction may adversely affect the viability and expected economic return of bitcoin mining activities in that jurisdiction, which in turn may reduce sales of our bitcoin mining machines in that jurisdiction. In addition, significant electricity consumption may have negative environmental impacts, including climate change, which may cause public opinion against using electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for Bitcoin mining activity. Any such development in the jurisdictions where we sell our bitcoin mining machines could have a material and adverse effect on our business, financial condition, and results of operations.

Crypto-assets’ status as a “security,” a “commodity,” or a “financial instrument” in any relevant jurisdiction is subject to a high degree of uncertainty. If we cannot characterize a crypto-asset properly, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain crypto-assets fall within the definition of a “security” under the U.S. federal securities laws. To date, the SEC staff have treated Bitcoin as a commodity. The legal test for determining whether any given crypto-asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular crypto-asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ether are securities (in their current form). Bitcoin and Ether are the only crypto-assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto-asset.

With respect to all other crypto-assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular crypto-asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given crypto-asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC. Several foreign jurisdictions have taken a broad approach to classify crypto-assets as “securities.” As a result, some crypto assets may be considered “securities” under the laws of some jurisdictions but not others. Various foreign jurisdictions may in the future adopt different laws, regulations, or directives that affect the characterization of crypto assets as “securities.” If Bitcoin or any other supported crypto asset is treated as a security under any U.S. federal, state, or foreign jurisdiction, such backed crypto asset may be adversely affected in court proceedings or otherwise. For example, all transactions in such a backed crypto asset must be registered with the U.S. Securities and Exchange Commission or other foreign authority or conducted under a registration exemption, which could severely limit its liquidity, usability, and transactional capabilities. In addition, networks that use such supported crypto assets may be required to be regulated as securities intermediaries and subject to applicable regulations, which may render the network unsuitable for its existing purposes. In addition, it may cause adverse publicity and decrease the overall acceptance of the crypto asset. In addition, it may make it difficult to trade, clear, and hold such backed crypto assets compared to other crypto assets that are not considered securities.

There is a lack of liquid markets and possible manipulation of blockchain/crypto-assets.

Cryptocurrencies that are listed and traded on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges impose listing requirements and vet issuers, requiring them to comply with strict listing standards and regulations and to monitor investors trading on such a platform for fraud and other violations. Depending on platform controls and other policies, these conditions may not necessarily be replicable on a distributed ledger platform.

The weaker a distributed ledger platform is in verifying crypto-asset issuers or users transacting on the platform, the higher the risk of fraud or ledger manipulation due to a milestone. These factors could reduce liquidity or volume or increase the volatility of investment securities or other assets traded on a ledger-based system, which could adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material negative impact on our business, prospects, or operations and possibly the value of any bitcoin, ether or other crypto assets in which we mine or otherwise acquire or store at our own expense, and cause damage to investors.

Crypto assets may have concentrated ownership, and extensive sales or distributions by holders of such crypto-assets may adversely affect the market price.

Additionally, other individuals or entities may control multiple wallets that collectively hold a significant amount of ether or bitcoin, even if they own only a tiny amount. Some of these wallets may be governed by the same person or entity. Similar or more concentrated levels of ownership concentration may exist for other crypto assets. As a result of this concentration of ownership, large sales or distributions by such holders could adversely affect the market price of bitcoin, ether, and other crypto assets.

The further development and acceptance of networks of crypto assets and other crypto assets, a new and rapidly changing industry, depends on many complicated factors to assess. Slowing down or stopping the development or adoption of crypto-asset systems could negatively impact investment in us.

Crypto-assets built on blockchain technology were only introduced in 2008 and remained in the early stages of development. The use of crypto-assets to, among other things, buy and sell goods and services, and complete transactions are part of a new and rapidly evolving industry that employs crypto-assets, including Ether and Bitcoin, based upon a computer-generated mathematical and/or cryptographic protocol.

The further growth and development of any crypto-assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer, and usage of crypto-assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

-the use of the networks supporting crypto-assets for developing smart contracts and distributed applications;

-the maintenance and development of the open-source software protocol of the network, including software updates and changes to network protocols that could introduce bugs or security risks;

-general economic conditions and the regulatory environment relating to crypto-assets;

-the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

-changes in consumer demographics and public tastes and preferences;

-negative consumer sentiment and perception of Ethereum and Bitcoin and crypto-assets generally.

-the increased consolidation of contributors to the Ethereum and Bitcoin blockchains through mining pools;

-continued worldwide growth in the adoption and use of Ether and Bitcoin as mediums of exchange;

-governmental and quasi-governmental regulation of Ether and Bitcoin and its use, or restrictions on or regulation of access to and operation of the Ethereum and Bitcoin networks or similar crypto-asset systems; The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any Bitcoin, Ether or other crypto-assets we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

We may not be able to realize the benefits of forks, and forks in a digital asset network may occur in the future, which may affect the value of bitcoin held by us.

To the extent that the vast majority of users and miners on a cryptocurrency network install software that changes the cryptocurrency network or the properties of a cryptocurrency, including the irreversibility of transactions and restrictions on the mining of new cryptocurrencies, the cryptocurrency network will be subject to new protocols and software. However, if less than a large majority of users and miners in the cryptocurrency network agree to the proposed modification, and this modification is incompatible with the software before its transformation, a "fork" of the network will occur; on the one hand, the network running the pre-modified software, and the other, working with modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency, working in parallel but not fungible and requiring exchange-type transactions to convert currencies between the two divisions. After a fork, it may not be clear which fork represents the original asset and which is the new one. If we hold bitcoin during a hard fork into two cryptocurrencies, industry standards dictate that we should keep an equivalent amount of old and new assets after the split. However, we may not be able to secure or realize the economic benefit from the new investment. Our business could be adversely affected by forks in the bitcoin network.

Cryptocurrencies other than bitcoin may have properties that make them more desirable to a significant portion of the cryptocurrency user base, and this could lead to a decrease in demand for bitcoin, which could harm the price of bitcoin and adversely influence us.

Bitcoin has a “first to market” advantage over other cryptocurrencies. This first-to-market advantage is mainly due to having the most extensive user base and, more importantly, the most significant aggregate mining power used to secure their respective blockchains and transaction verification systems. More users and miners make a cryptocurrency more secure, making it more attractive to new users and miners, resulting in a network effect that amplifies this first-to-market advantage. Despite, the Bitcoin network's first market advantage over other cryptocurrency networks, it is possible that another cryptocurrency could become comparatively more popular. If an alternative cryptocurrency gains significant market share—whether it be market capitalization, mining power, or use as a payment technology—it could reduce bitcoin’s market share and value.

Virtually all of our mining income comes from bitcoin mining, and while we may mine other cryptocurrencies in the future, we have no plans to do so at this time and could incur high costs if we do so. For example, our current application-specific integrated circuit machines (i.e., our “miners”) are primarily used to mine bitcoin and cannot mine other cryptocurrencies that are not mined using the SHA-256 algorithm. As a result, the emergence of a cryptocurrency that undermines the market share and value of bitcoin could significantly impact our business.

We may be adversely affected by competition from other investing methods in Bitcoin.

We compete with other users and/or companies that mine bitcoin or provide investors with access to bitcoin without purchasing bitcoin directly, as well as other potential financial instruments related to cryptocurrencies, including securities backed by or associated with bitcoin through legal entities, like him. Market and economic conditions, as well as other conditions beyond our control, may make it more attractive to invest in other organizations or direct investment in bitcoin or other cryptocurrencies rather than in us. Conversely, given the emergence of the cryptocurrency market within the broader investment market, investors may associate entities involved in cryptocurrency mining, trading, or related services with each other. And thus, public reports of problems in any of these other entities may negatively impact our business. Finally, the advent of different financial vehicles and exchange-traded funds has been scrutinized by regulators, and such scrutiny, and any negative impressions or findings resulting from such scrutiny, may apply to us and affect our business. Such circumstances could have a material adverse effect on our operations and growth strategy.

We are exposed to the risk of impulse pricing.

Momentum pricing is typically associated with rising stocks and other assets whose valuation, as determined by investors, considers expected future appreciation in value. Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms.

Momentum pricing could continue to lead to speculation about the future rise in the value of cryptocurrencies and, particularly, bitcoin, inflation, and increased volatility in their market prices. As a result, their weight may be more likely to fluctuate due to changes in investor confidence that their market prices will rise (or depreciate) in the future, which could negatively affect the value of the bitcoins we mine.

Our reliance on third-party mining pool service providers for our mining payouts may harm our business.

We use third-party mining pools to receive mining rewards from the network. Mining pools allow miners to pool their computing power, increasing their chances of solving a block and getting paid by the network. Prizes are distributed by the pool operator in proportion to our contribution to the pool's total mining power used to generate each block. If the pool operator's system is down for any reason, including a cyber-attack, software failure, or other similar problems, this will adversely affect our ability to generate income. In addition, we depend on the accuracy of record-keeping by the mining pool operator to accurately record the total computing power provided to the pool for a given bitcoin mining application to estimate the proportion of this absolute computing power we have provided. While we have internal methods to keep track of the energy we offer and the total amount used by the pool, the mining pool operator uses our records to determine our share of this reward. We have few remedies against a mining pool operator if we decide that the percentage of the dividend paid to us by the mining pool operator is incorrect, except for exiting the pool. If we cannot consistently receive real pro-rata rewards from our mining pool operators, we may experience a reduction in prizes for our efforts, which will negatively impact our business and operations.

Banks and financial institutions may not provide bank accounts or cut off specific banking or other financial services to cryptocurrency investors or businesses that engage in crypto-related activities or accept cryptocurrency as payment.

Several companies that engage in bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions willing to provide them with bank accounts and other services.

Similarly, changing governmental regulations about the legality of transferring or holding bitcoin and other cryptocurrencies may prompt other banks and financial institutions to close existing bank accounts or discontinue banking or other financial services to such companies in the cryptocurrency industry or even investors with accounts for transferring, receiving or holding their cryptocurrency. Specifically, China already restricts financial institutions from holding, trading, or facilitating transactions in bitcoin. Similarly, other countries have proposed cryptocurrency legislation that could significantly impact the ability to utilize banking services in such countries for cryptocurrency. India and China, among other countries, are reportedly driving toward developing and adopting a national digital currency and taking legislative action that could be viewed as disadvantaging private cryptocurrencies. If such rules and restrictions continue or are extended, not only will we be unable to obtain or maintain these services for our business, but we will also experience business disruption if our required commercial partners, such as bitcoin mining pools or miner manufacturers, are unable to conduct your business due to such rules effectively. The difficulties that many companies that provide bitcoin and/or derivatives for other crypto-related activities face and may continue to face in finding banks and financial institutions willing to provide services to them may diminish the usefulness of bitcoin as a payment system and harm the public perception. Bitcoin. If we cannot obtain or maintain banking services for our business as a result of our Bitcoin activities, our business may be adversely affected.

Blockchain technology can give us access to specially designated citizens, block individuals, or cause us to break the law.

We are subject to U.S. Department of the Treasury Financial Assets Control (“OFAC”) rules, including sanctions and requirements not to do business with individuals on the U.S. Citizens Special List. However, due to the pseudonymous nature of transactions on the blockchain, we may inadvertently and without our knowledge engage in transactions with individuals listed on the OFAC Special Citizens List.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING

STATEMENTS

Information in this prospectus includes "forward-looking statements". All statements, besides statements of historical fact included in this prospectus, regarding our strategy, future performance, financial position, expected income and losses, projected costs, management's prospects, plans and objectives, are forward-looking. As used in this prospectus, the words "could", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to refer to forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and information currently available about the results and timing of future events. You should be aware of the risk factors and other cautionary statements described in the Risk Factors section when considering forward-looking statements. These forward-looking statements are based on management's current opinion and currently available information regarding the outcome and timing of future events. The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

Forward-looking statements may include statements about:

• the business strategy;

• the financial strategy, liquidity and capital required for our operations;

• the timing and volume of future mining of cryptocurrencies;

• the ability to respond to price fluctuations and rapidly changing technologies;

• the dependence on the level of demand and financial performance of the bitcoin mining industry;

• developments and changes in laws and regulations, including increased regulation of the mining industry through legislative actions and revised rules and standards enforced by FinCEN following the US Bank Secrecy Act and the Investment Company Act;

• future adoption and/or widespread use of cryptocurrencies, as well as demand for them;

• the ability to procure mining equipment;

• legislative or regulatory changes, as well as liability in connection with existing or future energy standards or requirements or their impossibility in the future;

• the ability to raise capital to finance business growth;

• the ability to maintain relationships with our third-party suppliers;

• the ability to obtain cheap electricity;

• the ability to retain management and key personnel;

• the impact of the COVID-19 pandemic and its impact on our business and financial condition;

• general economic conditions;

• our future operating results; as well as

• our plans, goals, expectations and intentions.

We caution that these forward-looking statements are subject to all risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to cryptocurrency price volatility, lack of mining equipment and services, lack of electricity, environmental risks, mining risks and other operational risks, regulatory changes, cash flow and access to capital, the timing of capital expenditures, and other risks described in the "Risk Factors" section.

Should one or more of the risks or uncertainties described in this prospectus arise, or if the underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Except as otherwise required by applicable law, we disclaim any obligation to update forward-looking statements, all of which are expressly outlined in the statements in this section, to reflect events or circumstances after the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the Registered Shares offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the Registered Shares offered by them described in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these Registered Shares in any jurisdiction where the offer or sale is not permitted. We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.” Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Global-Smart.Tech and its consolidated subsidiaries.

SUMMARY

The following summary highlights information contained in more detail elsewhere in this prospectus. This summary is not complete and does not contain all the information that should be considered when making an investment decision. You should read this entire prospectus carefully before investing in our common stock. You should carefully review our financial statements, related notes, and the section titled "Risk Factors."

Business Overview

Our fundamental mission is to become the leading cryptocurrency mining company in Europe. We are an emerging technology company that plans to operate in the crypto asset mining ecosystem in Europe. In 2022, we began the initial stage of creating a cryptocurrency mining fleet. We expect to start rolling out power and infrastructure readiness at our planned cryptocurrency mining sites in the first quarter of 2023. We plan to use the computing power we create to mine Ethereum and other cryptocurrencies. We believe Global-Smart.Tech will become an essential player in the crypto market due to our planned large-scale operations, technology, and an experienced, dedicated senior management team.

Emerging Growth Company Status

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

●	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;
●	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;
●	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or
●	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies.

For so long as we remain an emerging growth company we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to stockholder non-binding advisory votes;
●	submit for stockholder approval golden parachute payments not previously approved;
●	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and
●	present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

USE OF PROCEEDS

If 5,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$18,000
Equipment	$95,000
Facilities	$20,000
Website Development	$2,000
Offering Expenses	$12,000
Other Expenses	$3,000
TOTAL	$150,000

If 3,750,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$13,000
Equipment	$70,000
Facilities	$15,000
Website Development	$1,500
Offering Expenses	$12,000
Other Expenses	$1,000
TOTAL	$112,500

If 2,500,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$8,000
Equipment	$45,000
Facilities	$8,000
Website Development	$1,000
Offering Expenses	$12,000
Other Expenses	$1,000
TOTAL	$75,000

If 1,250,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$5,500
Equipment	$15,000
Facilities	$4,000
Website Development	$0,000
Offering Expenses	$12,000
Other Expenses	$1,000
TOTAL	$37,500

This expected use of our net proceeds from our offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds of this offering.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by our board of directors. The principal factors considered in determining the public offering price of the common stock included:

●	the information in this prospectus and otherwise available to our board;
●	the history and the prospects for the industry in which we compete;
●	the ability of our management;
the prospects for our future earnings;
●	the present state of our development and our current financial condition;
●	the general condition of the economy and the securities markets in the United States at the time of this offering;
●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
●	other factors as were deemed relevant.

DILUTION

The price of the current offering is fixed at $0.03 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception to April 15, 2022. Mr. Rodin, our sole officer and director, owns 5,000,000 common shares with the price of $0.001 per share.

As of May 31, 2022, the historical net tangible book value was ($37,857.00), or approximately ($0.008) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2022.

Assuming completion of the offering, there will be up to 10,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03
Post offering net tangible book value	($357)	$37,143	$74,643	$112,143
Post offering net tangible book value per share	($0.000)	$0.005	$0.009	$0.011
Pre-offering net tangible book value per share	-0.008	-0.008	-0.008	-0.008
Increase (Decrease) in net tangible book value per share after offering	$0.008	$0.013	$0.016	$0.019
Dilution per share	$0.030	$0.025	$0.021	$0.019
% dilution	100.19%	83.49%	71.56%	62.62%
Capital contribution by purchasers of shares	$37,500	$75,000	$112,500	$150,000
Capital Contribution by existing stockholders	$5,000	$5,000	$5,000	$5,000
Percentage capital contributions by purchasers of shares	88.24%	93.75%	95.74%	96.77%
Percentage capital contributions by existing stockholders	11.76%	6.25%	4.26%	3.23%
Gross offering proceeds	$37,500	$75,000	$112,500	$150,000
Anticipated net offering proceeds	$25,500	$63,000	$100,500	$138,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	6,250,000	7,500,000	8,750,000	10,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%
Existing stockholders’ percentage of ownership after offering	80.00%	66.67%	57.14%	50.00%

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $12,000.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

PLAN OF DISTRIBUTION

Terms of the Offering

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts” basis, which means (i) we will not use the services of an underwriter and our executive officer and director will attempt to sell the shares directly to investors; and (ii) there is no minimum number of shares must be sold. Our executive officer and director will reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our executive officer and director will not receive commissions or any other remuneration from any sales of shares in this offering.

In offering the shares on our behalf, our executive officers and director will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officer and director meets the conditions of the Rule 3a4-1 exemption, as: (a) he is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) he will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) he will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and director: (a) at the end of the offerings, will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities; (b) is not, nor has been within the preceding twelve (12) months, a broker or dealer, and he is not, nor has he been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) he has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and he has not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Offering Period and Expiration Date

The shares will be offered for sale for a period of three hundred and sixty-five (345) days from the date of this prospectus, unless extended by our board of directors for a period or periods of up to an aggregate of an additional ninety (90) days.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his/her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. Prior to this Offering, no public market has existed for our common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB tier of the OTC Markets operated by the OTC Markets Group, Inc. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our common stock is ultimately quoted on the OTCQB, a purchaser of our common stock may not be able to resell their shares. Broker-dealers may be discouraged from effecting transactions in our common stock because they will be considered penny stocks and will be subject to the penny stock rules: Rules 15g-1 through 15g-9 promulgated under the Exchange Act which imposes sales practice and disclosure requirements on FINRA broker-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.

A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and impede the sale of our common stock in the secondary market, assuming one develops.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

●	execute and deliver a subscription agreement (the “Subscription Agreement”); and

●	deliver the subscription price to us by cashier’s check or wire transfer of immediately available funds.

The Subscription Agreement requires you to disclose your name, address, social security number (if applicable), email address, number of shares you are purchasing, and the price you are paying for your shares.

Acceptance of Subscriptions

Upon our acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, we shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

DESCRIPTION OF SECURITIES

	Authorized and Issued Stock Number of Shares on
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	5,000,000

Common stock

Liquidation.
If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive liquidation preferences, any remainder will be distributed to the owners of our common stock pro-rata.

Voting Rights.

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the director at a given meeting and the minority would not be able to elect any director at that meeting.

Preemptive Rights.

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights.

We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights.

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Our officers and director are indemnified as provided by the Wyoming Revised Statutes and by our Bylaws. Under the Wyoming Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our director’s immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct. Our Bylaws provide that we will indemnify our director and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification:

(a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Wyoming law or (d) is required to be made pursuant to the Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Admission to Quotation on the OTC Markets

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Markets. There is no assurance that the Company will ever meet such qualifications. The OTC Markets differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Markets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

INTEREST OF NAMED EXPERTS

FRUCI & ASSOCIATES II, PLLC is passing upon the legality of the shares offered under this registration statement.

Our financial statements for the period ended May 31, 2022 included in this prospectus and the registration statement have been audited by FRUCI & ASSOCIATES II, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Global Smart Tech Inc is an innovation company incorporated in Wyoming, in 2022, mainly focused on crypto assets mining operations. We are one of the participants in the actively developing crypto-asset market. The cryptocurrency itself is not new; however, it is increasing fast. Cryptocurrency is placing itself not only as a digital currency but also as a store of value. The rapid growth in the popularity of cryptocurrencies has led many financial institutions to provide clients with access to various investment vehicles, retail investors have allocated part of their portfolios to cryptocurrencies, and merchants have accepted cryptocurrencies as a form of payment. Сrypto ATMs are becoming more and more accessible around the world. As the crypto economy expands, we position ourselves as an active participant in this ecosystem to introduce crypto assets through mining operations in Europe. Location estimations of our future fleet as the fundamental part of profitable cryptocurrency mining are based on the climate in each region. Thus, we are exploring the favorable regions of certain countries with a low unit rate for electricity. We believe that reducing mining equipment cooling costs will help us to achieve our goal of the low price of mining assets. We are exploring potential new locations where we intend to deploy our mining capacity for crypto assets mining operations. We believe that a thorough selection of the location of our future fleet is the key to success. The price of electricity is one of the main components of the cost of mining cryptocurrency, which is why we put such an emphasis on reducing these costs and increasing our competitiveness in the blockchain market. We expect to achieve competitive positions due to reliable electricity supply, and plan to enter into long-term contracts for an uninterrupted power supply for at least five years at each of our future mining locations. Our expected cost of one kilowatt of electricity, with an average price of electricity of approximately 0,08 euro/kWh.

*Source: Eurostat https://ec.europa.eu

However, to choose locations, we will consider several factors other than the price of electricity, such as the climatic conditions of the potential region, the legislative regulation of mining and cryptocurrency activities in general, and the proximity to power plants that generate electricity in an alternative way. Furthermore, the choice of locations near power plants with alternative electricity generation is justified by the fact that such power plants often have surplus electricity generated and trade it on the market at a reduced price, which can sufficiently impact the cost of the cryptocurrencies we plan to mine.

Growth strategy

Our growth strategy based on our competitive techniques and innovative approaches will allow us to achieve future goals. Developing unique IT code for mining the most profitable crypto assets. We believe that we have a number of strengths that will give us a competitive advantage in cryptocurrency mining operations, including developing unique IT code for mining the most profitable crypto assets. We plan to expand the deployment of our mining operations by developing special software. Our key strength is developing artificial intelligence which will ensure proper monitoring of crypto-assets at the world's cryptocurrency exchanges in real-time. Based on the obtained data as well as analysis of the data from previous operations, the software will automatically switch clients to mining a more profitable coin at the time. By analyzing the collected data, the software will be able to make short-term and long-term projections for the growth or decline of cryptocurrencies. Our Board of Directors is currently working to prevent any revenue leakage due to constantly changing cryptocurrency exchange rates. Our priority is to give our customers a little more confidence in the efficiency of their mining operations. Based on the model of flexible contracts, our clients will always be able to independently determine the path they want to follow based on our recommendations or using personal knowledge and experience. One of the most critical points of our growth strategy is developing reinvestment strategy based on ceaseless (continuous) power scaling. We are planning to reinvest all our revenue into mining equipment to scale our capacity. Also, we are planning to produce cryptocurrency through our mining operations with free capacity. Bitcoin, Ethereum, and other mining operations through our capabilities allow us to scale hash rate with an approximate capacity of 630 GH/s till the end of 2023. By acquiring fiat currency only to cover the running costs associated with the maintenance of mining equipment, rent, and electricity, all our revenue will be utilized to expand the mining infostructures. In the cryptocurrency mining business, we believe that scale can be a key factor in driving cost and margin improvements. We are currently negotiating contracts for further increases in the supply of equipment at wholesale prices, which will allow us to buy mining equipment at prices well below market prices, reducing our cost per unit of generated power. We also, believe it may allow us to be more competitive players in the crypto mining business.

Additionally, we develop and support the future integration of alternative energy systems. We are considering alternative energy resource options such as solar power as the next step in our growth strategy. Using solar panels power allows us to cut our bills and carbon footprint. We believe it will provide a stable, cost-effective source of power for cryptocurrency mining activities. We also expect that alternative energy resources will help competitively position us to achieve our goal of becoming an environmentally friendly cloud mining business. And also, the choice of locations near power plants with alternative electricity generation is because such power plants often have surplus electricity generated and trade it on the market at a reduced cost, which may not have a proper impact on the cost of the cryptocurrencies we mine. We consider efficient fleet planning an essential factor in our mining operations. We strongly believe that fleet management is critical to our business to ensure timely maintenance of mining equipment. The Board of Directors will ensure timely mainly regular software updates and replacement pieces of mining equipment. Another essential point of the department's work is to explore the mining equipment markets to timely replace obsolete models with the possibility in the future to sell it on the secondary mining equipment market.

Mining Operations

Cryptocurrency is a crypto asset designed to operate as a secure and decentralized medium of exchange. Digital assets exist on a blockchain, store a history of transactions and validate new transactions without the need for a trusted central intermediary. Using the blockchain network, funds can be transferred from one account to another in minutes without the involvement of a bank or financial institution requires. We plan to mine cryptocurrency with the help of our miners, solving this complex cryptographic trial. The power of miners is measured in terms of processing power, known in the industry as "hash power". Hashing power is measured by the number of hash algorithms (or "hashes") solved per second, which is the "hash rate" of the miner. Generally speaking, miners with more processing power compared to other miners trying to solve a block have a higher chance of solving the league and being rewarded for the crypto asset. Most blockchains validate transactions with a "proof of work," which requires them to compete in solving critical issues.

In solving crypto problems, computers generate many random guesses to find the correct answer. The computer that solves the crypto riddle receives a reward in the form of a crypto asset. The described process is "Mining" and is illustrated in the picture below.

1: Person A sends cryptocurrency from a secure digital wallet to person B
2: The software aggregates transactions into a block and transmits the block to a network of computers to verify the transactions
3: The computers on the network work quickly to verify the block of transactions
4: After validation, the block is added to the ledger of all crypto transactions, called the "Blockchain"
5: Miners who are the first to validate a block of transactions and update the blockchain are rewarded in crypto coins

In the short-term future, we anticipate the beginning of the deployment of capacity across the first of our planned mining farms. In May of 2022, we entered into a series of agreements for delivery of our first miners with 5000 Sapphire Pulse Radeon RX 6800 XT Gaming OC (315 GH/s) miners from Arvutikeskus OÜ, which will provide us a hash rate with an approximate capacity of 315 GH/s. As of July 1, 2022 we have paid the first trial batch of miners under an agreement with Arvutikeskus OÜ. The first fleet of 16 Sapphire Pulse Radeon RX 6800 XT Gaming OC miners will supply us with an approximate capacity of 1,008 GH/s. At this stage, we are searching for premises to house our facilities and equip them with cooling systems. Taking into account all the maintenance and electricity fees of these fleet, at the time of writing this prospectus, the cost per 1 MH is approximately $17,8. We believe that our innovative strategic developments and existing commercial relationships will enable us to efficiently deliver the high-quality equipment needed to maximize our operational advantages.

We are focused on encountering the latest technologies for mining crypto assets and participating in transactions in order to align our interests with those of other key stakeholders in the industry. Mining pools and interaction with them implies the presence of some risks associated with technical and other possible complications, which we try to avoid thanks to the Hive OS platform. As part of our mining operations, we allocate our hash rate to designated pools through the Hive OS platform. Hive OS platform will allow us to set up, mine and manage efficiently. Such interaction will relieve us of the risks arising from all participants in the mining market who place their power directly in the mining pool. The capacity deployment in a pool can usually be terminated at any time by either party and then there is the risk of being able to switch pools at any time. Thus, the Hive OS platform gives us more stability and takes some risks associated with unscrupulous mining pools. Also, it simplifies some of the technical tasks associated with switching between mining pools with direct capacities placement. In exchange for computing power, we receive a share of the theoretical global mining reward based on our percentage contribution to the cryptocurrency mining network, minus the fees paid to the pool. Today, one of the largest pools is the Easer pool. However, in unforeseen situations beyond our control, the Hive OS platform will allow us to change the mining pool immediately, significantly reducing or preventing flops and losses.

Competitors

In the process of mining operations, all participants generate a unit of crypto-assets through mining operations. Miners can be companies, individuals, or groups with a professional or personal approach to the activity of mining crypto assets. Miners can unite in pools. Thus, the company currently competes or may compete in the future with a company whose activities are wholly or partly directed to the ownership or management of crypto-asset exchanges, the development of blockchain programs, and mining. Currently, there is no available information about the activities of these companies, and resources such as "bitcoin.org" and "blockchain.info" cannot guarantee the reliability of this information and its continued availability. Several public companies, such as the following, may be considered competitors. However, we believe we have a tremendous competitive advantage and a reasonably strong growth strategy to stifle competition from these companies

•	Marathon Digital Holdings, Inc.
•	Northern Data AG
•	Bit Digital, Inc
•	HIVE Blockchain Technologies Ltd.
•	BlockQuarry Corp.
•	DMG Blockchain Solutions Inc.
•	Digihost International, Inc.
•	HashChain Technology, Inc.
•	MGT Capital Investments, Inc.
•	DPW Holdings, Inc.

The crypto asset industry is a highly competitive and evolving industry, and new competitors or new technologies may enter the market and affect our competitiveness in the future.

Government regulation

The EU is currently working on new rules to enhance the potential of crypto-assets and deter threats: Markets in Crypto Assets (MiCA). The MEPs reviewed and amended the European Commission's proposal and decided in March 2022 to start negotiations on the final form of these rules with the EU countries in the Council. To encourage the development and use of these technologies, the new rules aim to provide legal certainty, support innovation, protect consumers and investors, and ensure financial stability. The rules cover transparency, disclosure, authorization, and oversight of transactions. The deputies of the European Alliance want the issuance of some tokens to be controlled by the European Securities and Markets Authority and the European Banking Authority. Crypto asset businesses will have to better inform consumers about the risks, costs, and expenses. The rules will ensure financial stability by regulating public offerings of crypto-assets, while other measures will aim to combat market manipulation, money laundering, terrorist financing, and other criminal activities. MEPs are asking the Commission to prepare new rules to include any crypto-asset mining activity that significantly contributes to climate change in the sustainable activity classification system to reduce the high carbon footprint of cryptocurrencies. According to the European Parliament, after the MPs discuss the bill's final form with the EU governments, it must be adopted by the Parliament as a whole and by the EU countries. The new rules are part of a broader digital finance package that supports the EU's digital transition by encouraging innovation while providing protection. In March 2022, Parliament adopted new rules to invest in testing distributed ledger technology in market infrastructures. In April 2022, the Parliament agreed to start negotiations with the EU countries on rules that will allow tracking and identifying transfers of crypto assets, preventing their use in money laundering, terrorist financing, and other crimes. Global Smart Tech has assembled an experienced management team with relevant experience and technical knowledge. With the development of the cryptocurrency field and similar mining platforms, we strongly believe that investors will increasingly want to join exposure to cryptocurrency mining operations. Accordingly, we believe that we are strategically well-positioned, our growth strategy includes: developing a unique IT code for mining the most profitable crypto assets, developing a reinvestment strategy, using alternative resources of electricity to lower the costs for large-scale mining, developing a fleet management strategy will allow us to rich our goal of becoming a leader cloud mining company in Europe.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings; however, from time to time, we may be concerned in various legal proceedings and legal proceedings arising in the course of our business. Litigation is subject to inherent uncertainties, and sometimes, there may be adverse effects on some issues that could be detrimental to our business. We are unaware of any such litigation or claims that we believe will negatively affect our business, financial condition, or results of operations. There is no public market for our Common Shares. We cannot guarantee that the shares offered will have a market value, that they can be resold at the suggested price if and when an active secondary market may develop, or that a public market for our securities can be maintained even if it develops. The absence of a public market for our shares will make it difficult for you to sell your shares. We intend to supply to the OTC Markets, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Plan of Operations

We believe that revenue growth and profitability can be achieved no earlier than 2023 and sustained in the long term as the technical performance of our mining platform must become and remain highly cost effective. As we expand, gradual growth of the fleet will provide an opportunity to increase the revenue from the sale of mining capacities.

Website Enhancement

Estimated Time: 1-2 months

Provided that the Company succeeds in attracting and retaining regular users of the mining service, the Company plans further development of the website and expanding its functionality. The amount of money allocated to these operations will range from USD 500 to USD 2,000, considering the fact that USD 7,000 have already been invested. It will also depend on the number of shares sold under this offer. If the Company sells less than 25% of the projected amount, the development funds will be provided to the Company by its President, Mr. Rodin.

Marketing & Advertising

Estimated Time: 3-4 months

On condition that the Company succeeds in attracting and retaining regular users of the mining service, the Company plans to use part of the proceeds to promote its product using online tools. Provided that company sells no less then 25% of the planned number of shares, The Company will be ready to allocate financing for this stage ranging from USD 5,500 to USD 18,000. In the event that the company fails to sell the projected number of shares, funding will be provided to the Company by its President, Mr. Rodin.

Capacity Deployment

Estimated Time: 6-12 months

On condition that the Company can attract and retain a sufficient number of loyal users of its mining facilities, the management will consider increasing the amount of mining equipment and expanding the range of cryptocurrencies offered for mining to keep up with the current trends. The estimated funds required to execute these operations range from USD 15,000 to USD 95,000. Provided that company sells no less then 25% of the planned number of shares. In the event that the company fails to sell the projected number of shares, funding will be provided to the Company by its President, Mr. Rodin.

Results of Operations

We have not generated any revenue since inception on April 15, 2022. Total expenses for the period ended May 31, 2022 $780, respectively, which were comprised of bank service charges and delivery expenses of the Company. The Company recorded a net loss of $777 for the period ended May 31, 2022

Operating Expenses:

Our operating expenses for the years period May 31, 2022 were $780, respectively.

Purchase or Sale of Equipment

We bought our major cryptocurrency mining hardware for $17,580. When delivered, we plan to find a suitable office to house and operate the equipment. We think this equipment is enough for the initial performance of the mining operations.

Revenues

We had no revenues for the period ended May 31, 2022.

We believe that we will be able to start marketing our mining fleet immediately after the public launch, which we expect to be ready for public launch within six months of the successful completion of this Offering made according to the Registration Application filed on a Form S-1, provided that we have correctly estimated the funds required to carry out our business plan. We expect to start generating revenue within six months of the public launch of our mining facilities.

Interest Income:

The company had no interest income to report.

Net Loss:

Net Loss was $777 for the period ended May 31, 2022.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2022, we had total current assets of $34,223.00 consisting of cash and cash equivalents, website development, inventory deposit and total current liabilities of $30,000. In the opinion of our management, additional funding is required to meet our development goals for the next twelve months.

The estimated funds are required for the next twelve-month period (beginning following the successful completion of our offering per the Registration Statement filed on form S-1, (the “Offering”) is approximately $15,000, which we expect to raise from the sale of our shares in our Offering. The period of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.

While there are currently no guarantees, we expect to be able to generate revenue approximately 4-6 months after the launch of our mining farms at the first of our locations or approximately 10-12 months after the successful completion of our Offering.

We have not yet generated any revenue from our operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the operations of our mining fleet cost more than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any such arrangements following the Offering for further financing and we may not be able to obtain financing when required. Our future depends upon our ability to obtain further financing, the successful operations of our mining fleet, a successful marketing and promotion program, attraction, and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are not able to raise any funds in the Offering, we will not have sufficient capital to carry out our business plan as planned and will likely lack the funds to operate our business at all. We will require additional funds to maintain our reporting status with the SEC and remain in good standing with the state of Wyoming.

There is no guarantee that we will be able to obtain the additional funds necessary to continue our activities. As reported, global and domestic financial markets have been highly volatile in recent months. Over the past six months, cryptocurrency rates have varied significantly on international crypto exchanges. If such conditions and restrictions continue, we will not be able to raise additional funds through either the credit markets or the stock markets. Even if additional funding is available, it may not be available on favorable terms. There are currently no anticipated sources of additional funds. Failure to secure the necessary additional funding will adversely affect our ability to continue operations.

Operational cash flow

We had operating cash outflows in the period ended May 31, 2022. Our primary uses of cash have been for general working capital purposes. All the cash we received over the reported periods has been expended in the furtherance of growing assets.

Financing cash flows

We may not have sufficient resources to continue our business unless we are able to raise additional financing. We can make no assurances these required funds will be available on favorable terms, if at all. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders. Additionally, these conditions may increase costs to raise capital and/or result in further dilution. Our failure to raise capital when needed would adversely affect our business, financial condition and results of operations, and could force us to reduce or cease our operations.

We believe that we will be able to meet the costs of growth and public reporting with funds generated from operations and additional amounts generated through debt and equity financing, although management believes that the required financing to fund product development and increasing inventory levels can be secured at terms satisfactory to the Company, there is no guarantee these funds will be made available, and if funds are available, that the terms will be satisfactory to the Company. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition. Some of the critical accounting estimates are detailed below.

Going Concern

We have an accumulated deficit of $777.00 as of May 31, 2022 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. Our ability to obtain additional financing, whether through the issuance of additional equity or through the assumption of debt, is uncertain. Accordingly, our financial statements for the period ended May 31, 2022 include an explanatory paragraph regarding concerns about our ability to continue as a going concern, including additional information contained in the notes to our financial statements describing the circumstances leading to this disclosure. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business

Critical Accounting Estimates and New Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

As of May 31, 2022, we had no material off-balance sheet arrangements. In the ordinary course of business, we may enter into agreements with third parties that include indemnification provisions that we believe are normal and customary for companies in our industry. These agreements are likely to be entered into with business partners and suppliers. Subject to these agreements, we generally agree to indemnify, hold harmless, and indemnify the indemnified parties for losses incurred or suffered by the indemnified parties concerning our candidate products, using such candidate products, or other actions are taken or omitted by us. There is no limit to the maximum possible amount of future payments we may require under these indemnification provisions. In the ordinary course of business, we may encounter problems or events that may give rise to contingent liability. They are usually related to lawsuits, claims, environmental actions or actions of various regulatory bodies. We consult with an attorney and other relevant experts to assess the claim. Suppose, in our opinion, we have incurred a probable loss in accordance with generally accepted accounting principles in the United States. In that case, the loss is estimated, and the corresponding accounting entries are reflected in our financial statements.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to our customers through price increases on the release of these new/enhanced products into the market and hence the management do not expect inflation to be a significant factor in our business.

Recent Events

Management has estimated subsequent events up to 31 May 2022, when these financial statements are issued. Management is unaware of any material events after the balance sheet date that could have a material effect on the financial statements and require adjustment or disclosure other than those already included.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table lists the names, ages, and positions of the individuals serving as director and executive officers of our company as of July 1, 2022

Yehor Rodin President, Director, Treasurer and Secretary

Name	Age	Position(s)	Director Since
Yehor Rodin	35	President, Director, Treasurer and Secretary	April 15, 2022

Mr. Rodin has served as President, Director, Treasurer and Secretary of the Board of Directors since the incorporation of Global Smart Tech on April 15, 2022.

Mr. Rodin graduated from Odesa National Maritime Academy with a degree in Automation and Computer-Integrated Technologies in 2010. Mr. Rodin has been self-employed since 2012, operating in cryptocurrency investment, blockchain and Bitcoin fundamentals, cryptocurrency algorithmic trading, etc. Mr. Rodin has been involved in crypto mining operations and developing a mining equipment integration system and mining equipment cooling systems. He has provided technical consulting services to a number of national and international crypto start-ups.

Mr. Rodin is an investor and entrepreneur in the crypto sector and has been investing in cryptocurrency for the last six years. He currently operates a Global Smart Tech’s fleet of miners and successfully integrated mining equipment for cryptocurrency mining operations. Mr. Rodin has ten years of experience working with digital currencies. He brings Global Smart Tech a breadth of experience in mining, security of digital resources, and investments solutions in the cryptocurrency sector.

Terms of Office

Our director is appointed for a term of one year until the next annual general meeting of our Common Shareholders or until removed from office following our articles of association. Our officers are appointed by our board of directors and serve office until our board of directors fires them.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as an incentive for performance.

CORPORATE GOVERNANCE

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Director Independence

Our Board of Directors is currently composed of one member, Yehor Rodin, who cannot qualify as independent director. In addition, our Board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the director and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Audit, Nominating and Compensation Committee

We currently do not have audit, nominating or compensation committees nor do we have a written nominating, compensation or audit committee charter. Our Board of Directors will review audit, nominating and compensation matters.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer/Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item

7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a) (14) of the FINRA Rules.

We believe that our Director can analyze and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our Director does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted at this time.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval, or ratification of transactions between us and the director or executive officer, nominee for director, 5% stockholder, or member of the immediate family of any such person that is required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be assessed by our Chief Executive Officer and must be at arms’ length.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

4.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

6.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Shareholder Proposals

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Director. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our corporate governance develops to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. Our Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for the fiscal year ended July 31, 2022.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Yehor Rodin, President, Director, Secretary of the Company	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Contracts, Termination of Employment

We have no employment contracts with our Chief Executive Officer/Chief Financial Officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Director or consultants that would result from the resignation, retirement or any other termination of such Director, officers or consultants from us. There are no arrangements for Director, officers, employees or consultants that would result from a change-in-control.

Compensation of Directors

We have not compensated our Director.

Security ownership of certain beneficial owners and management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the day of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage	Percentage of beneficial ownership if all offered shares are sold

Common Stock	Yehor Rodin Kavab.b.,85320, Tivat, Montenegro	5,000,000 shares of common stock	100%	50%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 5,000,000 shares of our common stock issued and outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. Rodin will not be paid for any services that he performs on our behalf with respect to this offering. On May 30, 2022, we issued a total of 5,000,000 shares of restricted common stock to Mr. Rodin, our sole officer and director, in consideration of $5,000.  Mr. Rodin will not be repaid from the proceeds of this offering. There is no due date for the repayment of the $30,000 advanced by Mr. Rodin will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Rodin does not bear interest, this loan is due on demand according to the loan agreement entered into with Mr. Rodin.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director is indemnified as provided by the Wyoming Revised Statutes and our bylaws. We have agreed to indemnify each of our director against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by Robert J. Zepfel, Haddan & Zepfel LLP.

AVAILABLE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act in connection with this offering of our Common Stock by our Selling Security Holders. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to our Common Stock, and us we refer you to the Registration Statement, including the exhibits and the financial statements and notes filed as a part of the Registration Statement. We have included herein the material terms of material agreements and documents attached hereto as exhibits. Nonetheless, statements contained in this Prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, please see the copy of the contract or document that has been filed. Each statement in this Prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the Registration Statement should be referenced for the complete contents of these contracts and documents. A copy of the Registration Statement and the exhibits filed therewith may be inspected without charge at the public reference room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Global-Smart.Tech

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Global-Smart.Tech ( “the Company”) as of May 31, 2022, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from April 15, 2022 (inception) through May 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2022, and the results of its operations and its cash flows for the period from April 15, 2022 (inception) through May 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and net losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2022. Spokane, Washington
October 4, 2022

GLOBAL-SMART.TECH

BALANCE SHEET

May 31, 2022

Current Assets
Checking/Savings
Cash and cash equivalents	9,643
Total Checking/Savings	9,643
Total Current Assets	9,643
Fixed Assets
Website Development	7,000
Total Fixed Assets	7,000
Other Assets
Equipment deposit	17,580
Total Other Assets	17,580
Total Assets	34,223

Liabilities
Current Liabilities
Other Current Liabilities
Loan from Related Parties	30,000
Total Other Current Liabilities	30,000
Total Current Liabilities	30,000
Total Liabilities	30,000
Equity
Common Stock (par value 0.001; 5,000,000 shares issued and outstanding as of May 31, 2022)	5,000
Accumulated other comprehensive income	3
Accumulated deficit	-780
Total Equity	4,223
Total liabilities and stockholders’ equity	34,223

The accompanying notes are an integral part of these financial statements.

GLOBAL-SMART.TECH

STATEMENT OF OPERATIONS

April 15, 2022 (Inception date) - May 31, 2022
Revenues	$-
Operating Expenses
Bank Service Charges	360
Delivery Expenses	420
Total operating expenses	$780
Net loss from operations	(780)
Provision for income taxes	$-
Net loss	$(780)

Gain on foreign currency translation	3
Comprehensive loss	$(777)
Loss per common share – Basic & Diluted	$0

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	$106,000

The accompanying notes are an integral part of these financial statements.

GLOBAL-SMART.TECH

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM INCEPTION (APRIL 15, 2022) TO MAY 31, 2022

	Number of common			Additional Paid-in- Capital	Accumulated deficit	Accumulated other comprehensive income	Total
	Shares		Amount

Balance at inception (April 15, 2022)	-	$		$-	$-	$-	$-
Common shares issued for cash at $0.001	5,000,000		5,000	-	-	-	5,000
Net loss for the period	-		-	-	(780)	3	(777)
Balance as of May 31, 2022	5,000,000		$5,000	$-	$(780)	$3	$4,223

The accompanying notes are an integral part of these financial statements.

GLOBAL-SMART.TECH

STATEMENT OF CASH FLOWS

April 15, 2022 (Inception date) - May 31, 2022
OPERATING ACTIVITIES
Net loss	(780)
Adjustments to reconcile Net Loss
to net cash provided by operations:
Gain on foreign currency translation	3
Net cash provided by Operating Activities	(777)
INVESTING ACTIVITIES
Equipment deposit	(17,580)
Website Development	(7,000)
Net cash used in Investing Activities	(24,580)
FINANCING ACTIVITIES
Capital Stock(par value 0.001; 5,000,000 shares issued and outstanding as of May 31, 2022)	5,000
Loan from Related Parties	30,000
Net cash provided by Financing Activities	35,000
Net cash increase for period	9,643
Cash at end of period	9,643

Supplemental Schedule of Cash Flow Information:
Interest paid	0
Income tax paid	0

The accompanying notes are an integral part of these financial statements.

GLOBAL-SMART.TECH

Notes to the Financial Statements

1. The Company and Basis of Presentation

Global-Smart.Tech (“Company”) was incorporated under the laws of the State of Wyoming on April 15, 2022. Global-Smart.Tech offers the services of mining facilities for the extraction of cryptocurrency through our mining farms. The company specializes in the mining of cryptocurrencies, namely Ethereum coins. We provide our clients with the services of renting mining capacity to mine cryptocurrency in any volume our facilities allow

The Company has elected July 31th as its fiscal year end.

2.Going Concern

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We have an accumulated deficit of $777 at May 31, 2022, had сomprehensive loss of $777 in operating activities for the period ended May 31, 2022. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. While we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in our future operations.

3. Summary of Significant Accounting Policies

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.

Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement.

 Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income. As of May 31, 2022 Global-Smart.Tech entered into cooperation to purchase equipment for US$17,580. Website development costs recognised as assets are amortised over their estimated useful lives of five years. The assets’ useful lives and their amortisation method are reviewed annually. The website will be put to productive use on August 31, 2022. As of May 31, 2022, the total cost of website development was $7,000.

Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents. The Company had no cash equivalents as of May 31, 2022.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update “ASU” 2020-06on Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) – Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The Board is issuing this Update to address issues identified as a result of the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. Complexity associated with the accounting is a significant contributing factor to numerous financial statement restatements and results in complexity for users attempting to understand the results of applying the current guidance. In addressing the complexity, the Board focused on amending the guidance on convertible instruments and the guidance on the derivatives scope exception for contracts in an entity’s own equity. Specifically, the amendments (1) require instruments that are required to be classified as an asset or liability under paragraph 815-40-15-8A to be measured subsequently at fair value, (2) clarify that the scope of the disclosure requirements in Section 815-40- 50 applies only to freestanding instruments, (3) Clarify that the scope of the reassessment guidance in Section 815-40- 35 on subsequent measurement applies to both freestanding instruments and embedded features, (4) scope exception for contracts in an entity’s own equity change the population of contracts that are recognized as assets or liabilities. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

4. Related party

As of May 31, 2022, a director of the Company advanced $30,000 to the Company. This loan is unsecured, interest-free with no fixed payment term, for working capital purpose.

5. Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis.

The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Company's deferred tax assets and liabilities as of 5/31/22 are nominal, given the recent formation and limited operating activity

6. Common stock

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On May 30, 2022 the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000 to a related party.

As of May 31, 2022, the Company had 5,000,000 shares issued and outstanding.

7. Subsequent Events

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2022 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

In May 2022, the Company implemented the purchase of equipment from Arvutikeskus OÜ for $17,580. In August 2022, the equipment is installed and put into operation.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$14
Accounting Fees and Expenses	$9,000
Legal Fees and Expenses	$2,500
Other Expenses	$486
Total Estimated Expenses	$12,000

Item 14. Indemnification of Directors and Officers

Wyoming Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify our director and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our director, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. On May 30, 2022, the Company offered and sold 5,000,000 shares of common stock to our sole officer and director, Mr. Rodin, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. GLOBAL-SMART.TECH made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Item 16. Exhibits

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation of Global-Smart.Tech
3.2	Bylaws of Global-Smart.Tech
5.1	Opinion of Robert J. Zepfel, Haddan & Zepfel LLP regarding the legality of the securities being registered.
10.1	Loan agreement dated May 30, 2022

23.1	Consentof FRUCI & ASSOCIATES II, PLLC

99.1	Form of Subscription Agreement

107	Filing Fee Table

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized October 4, 2022.

By:	/s/
Yehor Rodin,
(Principle Executive Officer)
/s/
By:	Yehor Rodin, President, Director, Treasurer and Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Yehor Rodin
Yehor Rodin, President, Director, Treasurer and Secretary
Date:
/s/ Yehor Rodin
By: Yehor Rodin President, Director, Treasurer and Secretary